UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	20-0428568 (I.R.S. Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, Texas 75240
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the registrant’s common stock, par value $0.01 per share, and redeemable common stock purchase warrants is set forth under “Description of Capital Stock” in the registrant’s Registration Statement on Form SB-2/A (File No. 333-122820), filed with the Securities and Exchange Commission on December 5, 2005, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.	Exhibits.

3.1(1)	Certificate of Incorporation of American CareSource Holdings, Inc.

3.2(1)	By-Laws

3.3(2)	Amendment to the Certificate of Incorporation of American CareSource Holdings, Inc., dated May 25, 2005

3.4(2)	Amendment to the Certificate of Incorporation of American CareSource Holdings, Inc., dated June 2, 2005

3.5(3)	Amendment to the Certificate of Incorporation of American CareSource Holdings, Inc., dated November 14, 2005

3.6(4)	Certificate of Incorporation of Ancillary Care Services – Group Health, Inc.

3.7(4)	Certificate of Incorporation of Ancillary Care Services – Medicare, Inc.

3.8(4)	Certificate of Incorporation of Ancillary Care Services – Worker’s Compensation, Inc.

3.9(4)	Certificate of Incorporation of Ancillary Care Services, Inc.

4.1(5)	Amended and Restated 2005 Stock Option Plan

4.2(2)	Specimen Stock Certificate

10.1(4)	Form of Registration Rights Agreement used in March 2006 private placement

10.2(4)	Form of Subscription Agreement used in March 2006 private placement

______________

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to Amendment No. 1 to the Form SB-2 filed May 13, 2005 and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an exhibit to Amendment No. 5 to the Form SB-2 filed August 12, 2005 and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an exhibit to Amendment No. 8 to the Form SB-2 filed November 18, 2005 and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as an exhibit to the Form 10-KSB filed March 31, 2006 and incorporated herein by reference.

(5)
Previously filed with the Securities and Exchange Commission as Exhibit A to Amendment No. 1 to the Proxy Statement for the 2007 Annual Meeting of Stockholders filed May 1, 2007 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

American CareSource Holdings, Inc.

By:	/s/ David S. Boone
Name: David S. Boone
Title: Chief Executive Officer

Date: September 26, 2008